Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 28, 2026, with respect to the consolidated financial statements included in the Annual Report of Lotus Technology Inc. on Form 20-F for the year ended December 31, 2025. We consent to the incorporation by reference of said report in the Registration Statements of Lotus Technology Inc. on Form F-3 (No. 333-285533, No. 333-282217 and No. 333-279108) and on Form S-8 (No. 333-279130).

/s/ Grant Thornton Zhitong Certified Public Accountants LLP

Shanghai, the People’s Republic of China

April 28, 2026